Exhibit 99.1

Mallinckrodt plc Reports Strong Fourth Quarter and Total Company 2018 Results, Announces 2019 Guidance and Strategic Priorities

•	Fourth quarter net sales of $834.9 million, a 5.4% increase; 2018 net sales of $3.2 billion comparable to prior year

•	Fourth quarter operating cash flow of $184.4 million, free cash flow of $150.7 million; annual operating cash flow of $665.5 million, free cash flow of $538.5 million

•	Total debt reduced by $384.0 million in the fourth quarter and subsequent to quarter close

•
GAAP[1] diluted loss per share of $44.64 in the fourth quarter and $42.94 in fiscal 2018, primarily due to a non-cash goodwill impairment and driven by continued disparity between Mallinckrodt's expected performance and share price

•	Strong operating results, with adjusted diluted earnings per share of $2.18 in the fourth quarter, an increase of 8.5%, and $8.01 for 2018, an increase of 6.9%

•	Company provides guidance for 2019, including net sales and adjusted diluted EPS:

Metric (excluding foreign currency impact)	2019 Guidance
Total net sales for Specialty Brands segment	Increase 1% to 4%
Total net sales for Specialty Generics and Amitiza segment	Increase 1% to 4%
Adjusted diluted EPS (total company)	$8.10 to $8.40

STAINES-UPON-THAMES, United Kingdom - Feb. 26, 2019 - Mallinckrodt plc (NYSE: MNK), a leading global specialty pharmaceutical company, today reported results for the three months and fiscal year ended Dec. 28, 2018. The Specialty Generics Disposal Group, previously classified in discontinued operations, has been recast to continuing operations for all periods, with full recast financial statements filed on Form 8-K concurrent with this earnings announcement. The company now operates two reportable segments aligned to the previously announced separation -- the Specialty Brands segment and the Specialty Generics and Amitiza segment. Unless otherwise noted, the three months and fiscal year comparisons are to the prior year comparable period ended Dec. 29, 2017.

Net sales were $834.9 million in the fourth quarter, up 5.4%, or 5.6% on a constant-currency basis. GAAP diluted loss per share was $44.64, which includes non-cash impairment charges of $45.83 per share related to goodwill and an IPR&D2 intangible asset, specifically MNK-1411. The goodwill impairment resulted from the company's annual impairment analysis, and reflects the continued disconnect between Mallinckrodt's anticipated future performance and present uncertainty reflected in its market valuation. After adjusting for specified items, fourth quarter adjusted diluted earnings per share were $2.18, an increase of 8.5%.

”Mallinckrodt continues to make significant progress in our ongoing transformation of the company, setting the stage for the creation of two public entities with the anticipated separation of Specialty Generics and Amitiza, which should create greater strategic focus for both companies, and has the ability to unlock and increase value over the long term,” said Mark Trudeau, President and Chief Executive Officer of Mallinckrodt. “We are encouraged by the ongoing momentum in our Specialty Brands products, and look forward to continued growth in our hospital portfolio with longer term improvement for H.P. Acthar® Gel. Importantly, too, we are excited by our pipeline progression, and anticipate a number of significant data readouts for inline and pipeline products in 2019.”

Trudeau continued, "We are very happy with how the business finished the year as seen in our results today. Our strong ongoing cash generation has positioned us ahead of schedule in our 2019 capital allocation priority of significantly reducing net debt. We are pleased to share 2019 guidance today, and look forward to continuing to execute on our 2019 strategic priorities."

2019 Strategic Priorities
Maximize value of the diversified, inline portfolio
Advance further data generation and the pipeline
Complete separation of Specialty Generics and Amitiza
Execute disciplined capital allocation, with net debt reduction primary focus

Returning to fourth quarter results, GAAP gross profit was $363.3 million with gross profit as a percentage of net sales of 43.5%, compared with 53.1%. These results were impacted by increased amortization expense, catch-up depreciation related to the Specialty Generics Disposal Group previously classified as a discontinued operation and by product mix. Adjusted gross profit was $608.0 million, compared with $592.8 million. Adjusted gross profit as a percentage of net sales was 72.8% versus 74.8% driven by product mix.

GAAP selling, general and administrative (SG&A) expenses in the quarter were $239.6 million, or 28.7% of net sales, as compared to $174.6 million, or 22.0% of net sales. SG&A results were driven by significant legal and environmental charges, and charges associated with the Specialty Generics separation, offset by the change in fair value of contingent consideration. Adjusted SG&A expenses were $212.2 million, or 25.4% of net sales, compared with $212.2 million, or 26.8%.

Research and development expenses were $100.4 million or 12.0% of net sales in the fourth quarter, as compared to $86.4 million, or 10.9%, due to increased investment in inline data generation and pipeline products.

Income tax benefit was $226.2 million for an effective tax rate of 5.7%. Income tax benefit in the fourth quarter included a one-time tax benefit of $173.7 million related to continued legal entity reorganization, which the company expects will eliminate its interest-bearing deferred tax liabilities in the first quarter of 2019. For the fourth quarter, the adjusted effective tax rate was 15.0%.

Fiscal Year 2018 Results
Net sales were $3.216 billion with GAAP diluted loss per share from continuing operations of $43.12, impacted by the non-cash goodwill and IPR&D impairment charges of $45.69 per share. Adjusted diluted earnings per share were $8.01, compared with $7.49, or 6.9% growth.

BUSINESS SEGMENT RESULTS

Specialty Brands Segment
Fourth quarter net sales for the Specialty Brands segment were $586.5 million:

•
H.P. Acthar® Gel (repository corticotropin injection) net sales were $283.0 million, a 4.1% decrease from $295.2 million, as the brand continues to recover from patient withdrawal issues from 2017 while navigating growing payer scrutiny on overall specialty pharmaceutical spending.

•	INOMAX® (nitric oxide) gas, for inhalation, generated net sales of $138.7 million, up 10.4%, or 10.5% on a constant-currency basis, over $125.6 million, due to continued consistent demand.

•	OFIRMEV® (acetaminophen) injection net sales were $87.2 million compared with $78.0 million, an increase of 11.8%, benefiting from continued strong commercial execution and demand.

•
Therakos® immunology platform net sales were $57.0 million compared with $57.2 million, a decrease of 0.3%, or an increase of 0.6% on a constant-currency basis; the results in the quarter were impacted by significant device sales in the prior year period due to the U.S. market conversion to the CELLEX® device.

Specialty Generics and Amitiza Segment
Net sales in the fourth quarter increased 23.8%, or 23.9% on a constant-currency basis, to $248.4 million, as compared with $200.6 million. The growth is attributed to the inclusion of AMITIZA® (lubiprostone) in early 2018, which contributed net sales of $64.6 million in the quarter. Excluding the AMITIZA product, the other Specialty Generics products' net sales declined to $183.8 million or 8.4% overall. Mallinckrodt expects these declines to moderate and the segment to return to growth in 2019.

LIQUIDITY
Mallinckrodt’s cash provided by operating activities in the fourth quarter was $184.4 million, with free cash flow of $150.7 million. For the year, the company's cash provided by operating activities was $665.5 million, with free cash flow of $538.5 million.

Mallinckrodt made significant progress toward its commitment to reduce net debt by more than $1 billion following the planned separation, including free cash flow generation and separation proceeds. In the fourth quarter, the company paid $80.0 million on its revolving credit facility and purchased $48.8 million in face value of notes, recognizing a $6.2 million one-time gain, which is reflected as a non-GAAP adjustment. The company ended the quarter with net debt of $5.808 billion.

Further illustrating Mallinckrodt's debt reduction focus, the company made additional payments on its term loans of $205.6 million and purchased $75.0 million in face value of notes following the quarter close. The company's current cash balance is in excess of $200 million.

2019 MALLINCKRODT FINANCIAL GUIDANCE
Given the announcement of the Specialty Generics and Amitiza separation, Mallinckrodt now includes the anticipated separation business within its continuing operations and will until such time that the separation occurs. The guidance below, unless indicated, is on a total company basis.

Metric (excluding foreign currency impact)	2019 Guidance
Total net sales for Specialty Brands segment	Increase 1% to 4%
Total net sales for Specialty Generics and Amitiza segment	Increase 1% to 4%
Net interest expense	$320 million to $350 million
Adjusted effective tax rate	14% to 16%
Adjusted diluted EPS	$8.10 to $8.40

The company has provided historical net sales for the new continuing operations and segments of the business for fiscal 2018 by quarter through September and fiscal 2017 today in a separately filed Form 8-K. The company expects to provide updates to guidance throughout the year as warranted.

CONFERENCE CALL AND WEBCAST
Mallinckrodt will hold a conference call on Tuesday, Feb. 26, 2019, beginning at 8:30 a.m. U.S. Eastern Time. This call can be accessed in three ways:

•	At the Mallinckrodt website: http://www.mallinckrodt.com/investors.

•
By telephone: For both listen-only participants and those who wish to take part in the question-and-answer portion of the call, the telephone dial-in number in the U.S. is (877) 359-9508. For participants outside the U.S., the dial-in number is (224) 357-2393. Callers will need to provide the Conference ID of 5938419.

•
Through an audio replay: A replay of the call will be available beginning at 11:30 a.m. Eastern Time on Tuesday, Feb. 26, 2019, and ending at 11:59 p.m. Eastern Time on Tuesday, Mar. 12, 2019. Dial-in numbers for U.S.-based participants are (855) 859-2056 or (800) 585-8367. Participants outside the U.S. should use the replay dial-in number of (404) 537-3406. All callers will be required to provide the Conference ID of 5938419.

ABOUT MALLINCKRODT
Mallinckrodt is a global business that develops, manufactures, markets and distributes specialty pharmaceutical products and therapies. The company's Specialty Brands segment's areas of focus include autoimmune and rare diseases in specialty areas like neurology, rheumatology, nephrology, pulmonology and ophthalmology; immunotherapy and neonatal respiratory critical care therapies; and analgesics. Its Specialty Generics and Amitiza segment includes specialty generic drugs, active pharmaceutical ingredients and AMITIZA® (lubiprostone). To learn more about Mallinckrodt, visit www.mallinckrodt.com.

Mallinckrodt uses its website as a channel of distribution of important company information, such as press releases, investor presentations and other financial information. It also uses its website to expedite public access to time-critical information regarding the company in advance of or in lieu of distributing a press release or a filing with the U.S. Securities and Exchange Commission (SEC) disclosing the same information. Therefore, investors should look to the Investor Relations page of the website for important and time-critical information. Visitors to the website can also register to receive automatic e-mail and other notifications alerting them when new information is made available on the Investor Relations page of the website.

NON-GAAP FINANCIAL MEASURES
This press release contains financial measures, including adjusted net income, adjusted diluted earnings per share, adjusted gross profit, adjusted SG&A, net sales growth on a constant-currency basis, adjusted effective tax rate, net debt and free cash flow, which are considered "non-GAAP" financial measures under applicable SEC rules and regulations.

Adjusted net income, adjusted gross profit and adjusted SG&A represent amounts prepared in accordance with accounting principles generally accepted in the U.S. (GAAP) and adjusted for certain items that management believes are not reflective of the operational performance of the business. The adjustments for these items are on a pre-tax basis for adjusted gross profit and adjusted SG&A and on an after-tax basis for adjusted net income. Adjustments to GAAP amounts include, as applicable to each measure, amortization; restructuring and related charges, net; inventory step-up expenses; discontinued operations; changes in fair value of contingent consideration obligations; acquisition-related expenses; non-restructuring impairment charges; significant legal and environmental charges; pension settlement charges; losses/gains on divestiture; separation costs; tax effects of aforementioned adjustments as well as impacts from certain transactions, such as acquisitions or reorganizations; and other items identified by the company. Adjusted diluted earnings per share represent adjusted net income divided by the number of diluted shares.

The adjusted effective tax rate is calculated as the income tax effects on continuing and discontinued operations plus the income tax impact included in Mallinckrodt’s reconciliation of net income, divided by income from continuing and discontinued operations plus the pre-tax, non-income, tax-related adjustments included in its reconciliation of adjusted net income (excluding dilutive share impact). The income tax adjustment included in the reconciliation of adjusted net income primarily represents the tax impact of adjustments between net income and adjusted net income as well as tax impacts from certain transactions, such as acquisitions or reorganizations.

Net sales growth on a constant-currency basis measures the change in net sales between current- and prior-year periods using a constant currency, the exchange rate in effect during the applicable prior-year period.

Free cash flow for the fourth quarter represents net cash provided by operating activities of $184.4 million less capital expenditures of $33.7 million, each as prepared in accordance with GAAP. Free cash flow for the fiscal year represents net cash provided by operating activities of $665.5 million less capital expenditures of $127.0 million, each as prepared in accordance with GAAP.

Net debt for the fourth quarter represents the total principal debt outstanding of $6,156.7 million less unrestricted cash of $348.9 million, each as prepared in accordance with GAAP.

The company has provided these adjusted financial measures because they are used by management, along with financial measures in accordance with GAAP, to evaluate the company's operating performance. In addition, the company believes that they will be used by certain investors to measure Mallinckrodt's operating results. Management believes that presenting these adjusted measures provides useful information about the company's performance across reporting periods on a consistent basis by excluding items that the company does not believe are indicative of its core operating performance.
These adjusted measures should be considered supplemental to and not a substitute for financial information prepared in accordance with GAAP. The company's definition of these adjusted measures may differ from similarly titled measures used by others.

Because adjusted financial measures exclude the effect of items that will increase or decrease the company's reported results of operations, management strongly encourages investors to review the company's consolidated financial statements and publicly filed reports in their entirety. A reconciliation of certain of these historical adjusted financial measures to the most directly comparable GAAP financial measures is included in the tables accompanying this release.

Guidance on the company's 2019 diluted earnings per share and effective tax rate has been provided only on a non-GAAP basis. This is due to the inherent difficulty of forecasting the timing or amount of items that would be included in the most directly comparable forward-looking GAAP financial measures. Because reconciliation is not available without unreasonable effort, it is not included in this release.

Further information regarding non-GAAP financial measures can be found on the Investor Relations page of the company’s website.

CAUTIONARY STATEMENTS RELATED TO FORWARD-LOOKING STATEMENTS
Statements in this document that are not strictly historical, including statements regarding future financial condition and operating results, economic, business, competitive and/or regulatory factors affecting Mallinckrodt's businesses and any other statements regarding events or developments the company believes or anticipates will or may occur in the future, may be "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve a number of risks and uncertainties.

There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include risks and uncertainties related to, among other things: the proposed separation of the Specialty Generics business inclusive of Mallinckrodt's AMITIZA product, including the costs associated with the contemplated separation and spin-off, the expected benefits of the transaction, and the expected timeframe to complete such a transaction;
general economic conditions and conditions affecting the industries in which Mallinckrodt operates; the commercial success of Mallinckrodt's products; conditions that could necessitate an evaluation of Mallinckrodt's intangible assets for possible impairment; changes in laws and regulations; Mallinckrodt's ability to successfully integrate acquisitions of operations, technology, products and businesses generally and to realize anticipated growth, synergies and cost savings; Mallinckrodt's and Mallinckrodt’s licensers’ ability to successfully develop or commercialize new products; Mallinckrodt's and Mallinckrodt’s licensers’ ability to protect intellectual property rights; Mallinckrodt's ability to receive procurement and production quotas granted by the U.S. Drug Enforcement Administration; customer concentration; Mallinckrodt's reliance on certain individual products that are material to its financial performance; cost containment efforts of customers, purchasing groups, third-party payers and governmental organizations; the reimbursement practices of a small number of public or private insurers; pricing pressure on certain of Mallinckrodt’s products due to legal changes or changes in insurers’ reimbursement practices resulting from recent increased public scrutiny of healthcare and pharmaceutical costs; limited clinical trial data for H.P. Acthar Gel; complex reporting and payment obligations under healthcare rebate programs; Mallinckrodt's ability to navigate price fluctuations; future changes to U.S. and foreign tax laws; Mallinckrodt's ability to achieve expected benefits from restructuring activities; complex manufacturing processes; competition; product liability losses and other litigation liability; ongoing governmental investigations; material health, safety and environmental liabilities; retention of key personnel; conducting business internationally; the effectiveness of information technology infrastructure; and cybersecurity and data leakage risks.

These and other factors are identified and described in more detail in the "Risk Factors" section of Mallinckrodt's Annual Report on Form 10-K for the fiscal year ended December 28, 2018, which the company expects to file later today. The forward-looking statements made herein speak only as of the date hereof and Mallinckrodt does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise, except as required by law.

CONTACTS

Investor Relations
Daniel J. Speciale, CPA
Vice President, Investor Relations and IRO
314-654-3638
daniel.speciale@mnk.com

Media
Daniel Yunger
Kekst CNC
212-521-4879
mallinckrodt@kekstcnc.com

1 Generally accepted accounting principles in the United States
2 In-process research and development

Mallinckrodt, the "M" brand mark and the Mallinckrodt Pharmaceuticals logo are trademarks of a Mallinckrodt company. Other brands are trademarks of a Mallinckrodt company or their respective owners. © 2019 Mallinckrodt. 02/19

MALLINCKRODT PLC
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(unaudited, in millions, except per share data)

	Three Months Ended
	December 28, 2018	Percent of Net sales	December 29, 2017	Percent of Net sales
Net sales	$834.9	100.0%	$792.3	100.0%
Cost of sales	471.6	56.5	371.3	46.9
Gross profit	363.3	43.5	421.0	53.1
Selling, general and administrative expenses	239.6	28.7	174.6	22.0
Research and development expenses	100.4	12.0	86.4	10.9
Restructuring charges, net	1.2	0.1	(0.9)	(0.1)
Non-restructuring impairment charges	3,891.1	466.1	63.7	8.0
Losses (gains) on divestiture and license	0.2	—	(0.3)	—
Operating (loss) income	(3,869.2)	(463.4)	97.5	12.3
Interest expense	(90.1)	(10.8)	(90.1)	(11.4)
Interest income	1.6	0.2	1.8	0.2
Other income (expense), net	13.1	1.6	(0.6)	(0.1)
(Loss) income from continuing operations before income taxes	(3,944.6)	(472.5)	8.6	1.1
Income tax benefit	(226.2)	(27.1)	(1,598.8)	(201.8)
(Loss) income from continuing operations	(3,718.4)	(445.4)	1,607.4	202.9
Income from discontinued operations, net of income taxes	—	—	1.3	0.2
Net (loss) income	$(3,718.4)	(445.4)%	$1,608.7	203.0%

Basic earnings per share:
(Loss) income from continuing operations	$(44.64)		$17.43
Income from discontinued operations	—		0.01
Net (loss) income	(44.64)		17.45
Diluted earnings per share:
(Loss) income from continuing operations	$(44.64)		$17.40
Income from discontinued operations	—		0.01
Net (loss) income	(44.64)		17.41
Weighted-average number of shares outstanding:
Basic	83.3		92.2
Diluted	83.3		92.4

MALLINCKRODT PLC
NON-GAAP MEASURES
(unaudited, in millions except per share data)

	Three Months Ended
	December 28, 2018				December 29, 2017
	Gross profit	SG&A	Net (loss) income	Diluted net (loss) income per share(7)	Gross profit	SG&A	Net income	Diluted net income per share
GAAP	$363.3	$239.6	$(3,718.4)	$(44.64)	$421.0	$174.6	$1,608.7	$17.41
Adjustments:
Intangible asset amortization	192.0	(1.7)	193.7	2.28	169.8	(1.7)	171.5	1.86
Restructuring and related charges, net (1)	—	(0.3)	1.5	0.02	0.5	(1.1)	0.7	0.01
Inventory step-up expense	41.3	—	41.3	0.49	1.5	—	1.5	0.02
Income from discontinued operations	—	—	—	—	—	—	(1.3)	(0.01)
Change in contingent consideration fair value	—	16.9	(16.9)	(0.20)	—	45.5	(45.5)	(0.49)
Acquisition related expenses	—	(2.0)	2.0	0.02	—	(5.1)	5.1	0.06
Non-restructuring impairment charges (2)	—	—	3,891.1	45.83	—	—	63.7	0.69
Significant legal and environmental charges	—	(31.5)	31.5	0.37	—	—	—	—
Divestitures	—	—	0.2	—	—	—	—	—
Separation costs	—	(6.0)	6.0	0.07
Gain on repurchase of debt	—	—	(6.2)	(0.07)	—	—	—	—
Reorganization of legal entity ownership (3)	—	—	(173.7)	(2.05)	—	—	(1,082.0)	(11.71)
U.S. Tax Reform (4)	—	—	0.6	0.01	—	—	(457.4)	(4.95)
Income taxes (5)	—	—	(81.6)	(0.96)	—	—	(78.8)	(0.85)
Depreciation catch up (6)	11.4	(2.8)	13.7	0.16	—	—	—	—
As adjusted	$608.0	$212.2	$184.8	$2.18	$592.8	$212.2	$186.2	$2.01

Percent of net sales	72.8%	25.4%	22.1%		74.8%	26.8%	23.5%

(1)	Includes pre-tax accelerated depreciation.

(2)	Includes goodwill impairment of $3,672.8 million and an IPR&D intangible asset impairment of $218.3 million related to MNK-1411.

(3)
Represents the incremental tax effect associated with the intercompany financing and associated legal entity ownership reorganization commenced during the three months ended September 28, 2018 and the legal entity reorganization commenced during the three months ended September 29, 2017. Of the total adjustment during the three months ended December 29, 2017, $8.9 million represents a one-time charge to interest expense related to the reduction in the Company's interest-bearing deferred tax liabilities.

(4)
Represents the incremental tax expense associated with the impact of the U.S. tax reform bill being signed into law. Of the total adjustment during the three months ended December 29, 2017, $0.5 million represents a one-time reduction to interest expense related to the reduction in the Company's interest-bearing deferred tax liabilities.

(5)	Includes tax effects of above adjustments (unless otherwise separately stated), as well as certain installment sale transactions and other intercompany transactions.

(6)
During the three months ended December 28, 2018, the Specialty Generics Disposal Group was reclassified to held and used after being classified as held-for-sale since February 2018.  In accordance with accounting principles generally accepted in the U.S. ("GAAP"), depreciation and amortization are not recorded during the period in which a disposal group is classified as held-for-sale.  When the disposal group was reclassified to held and used, it was measured at its carrying amount before it was classified as held-for-sale, adjusted for depreciation and amortization expense that would have been recognized had the disposal group been continuously classified as held and used.  The effect of the required adjustment has been reflected in income from continuing operations during the fourth quarter of 2018, the period in which the held-for-sale criteria was no longer met.

This adjustment represents $17.7 million of depreciation expense, net of tax of $4.0 million, recorded during the three months ended December 28, 2018 that would have been recognized during the first three quarters of fiscal 2018 had the Specialty Generics Disposal Group been continuously classified as held and used. This will not be reflected in the fiscal year ended December 28, 2018 non-GAAP measures table as the catch-up in the three months ended December 28, 2018 results in an accurate depiction of total depreciation expense for fiscal 2018. Consistent with historical periods, intangible asset amortization is a non-GAAP adjustment and is therefore not called out separately as a result in the change in classification of the disposal group.

(7)
In periods where losses from continuing operations are incurred, potential ordinary shares outstanding are excluded from the calculation of diluted earnings per share, prepared in accordance with GAAP, as they would be anti-dilutive. These dilutive shares are included in the calculation of adjusted diluted earnings per share if dilutive to adjusted net income. As a result, the adjusted diluted earnings per share utilized a weighted average share count of 84.9 shares.

MALLINCKRODT PLC
SEGMENT NET SALES AND CONSTANT-CURRENCY GROWTH
(unaudited, in millions)

	Three Months Ended
	December 28, 2018	December 29, 2017	Percent change	Currency impact	Constant-currency growth
Specialty Brands	$586.5	$591.7	(0.9)%	(0.2)%	(0.7)%
Specialty Generics and Amitiza (1)	248.4	200.6	23.8	(0.1)	23.9
Net sales	$834.9	$792.3	5.4	(0.2)	5.6

(1)	Includes net sales from an ongoing, post-divestiture supply agreement with the acquirer of the contrast media and delivery systems ("CMDS") business.

MALLINCKRODT PLC
SELECT PRODUCT LINE NET SALES
(unaudited, in millions)

	Three Months Ended
	December 28, 2018	December 29, 2017	Percent change	Currency impact	Constant-currency growth
Specialty Brands
H.P. Acthar Gel	$283.0	$295.2	(4.1)%	—%	(4.1)%
Inomax	138.7	125.6	10.4%	(0.1)	10.5%
Ofirmev	87.2	78.0	11.8%	—	11.8%
Therakos	57.0	57.2	(0.3)%	(0.9)	0.6%
BioVectra	17.4	18.3	(4.9)%	(4.1)	(0.8)%
Other	3.2	17.4	(81.6)%	(0.3)	(81.3)%
Specialty Brands Total	$586.5	$591.7	(0.9)%	(0.2)%	(0.7)%

Specialty Generics and Amitiza
Hydrocodone (API) and hydrocodone-containing tablets	$19.6	$22.0	(10.9)%	—%	(10.9)%
Oxycodone (API) and oxycodone-containing tablets (1)	22.8	20.4	11.8	—	11.8
Acetaminophen (API) (1)	43.7	42.7	2.3	—	2.3
Amitiza	64.6	—	—	—	—
Other controlled substances (1)	85.8	94.3	(9.0)	(0.2)	(8.8)
Other (1)	11.9	21.2	(43.9)	—	(43.9)
Specialty Generics and Amitiza Total	$248.4	$200.6	23.8%	(0.1)%	23.9%

(1)	Prior period amounts have been reclassified to conform to current period presentation.

MALLINCKRODT PLC
SEGMENT DATA
Three Months Ended December 28, 2018
(unaudited, in millions)

Net sales:
Specialty Brands	$586.5
Specialty Generics and Amitiza	248.4
Net sales	$834.9
Operating income (loss):
Specialty Brands	$290.2
Specialty Generics and Amitiza (1)	3.1
Segment operating income	293.3
Unallocated amounts:
Corporate and allocated expenses (2)	(70.1)
Intangible asset amortization	(193.7)
Restructuring and related charges, net (3)	(1.6)
Non-restructuring impairments	(3,891.1)
Separation costs (4)	(6.0)
Operating loss	$(3,869.2)

(1)
During the fourth quarter of 2018, the Specialty Generics Disposal Group was reclassified to held-and-used and measured at its carrying amount before it was classified as held-for-sale, adjusted for depreciation and amortization expense that would have been recognized had the disposal group been continuously classified as held and used. The total depreciation adjustment of $17.7 million was reflected in the Specialty Generics and Amitiza segment operating income during the fourth quarter of 2018, the period in which the held-for-sale criteria were no longer met. Additionally includes $41.3 million of inventory fair-value step up expense, primarily related to Amitiza.

(2)	Includes administration expenses and certain compensation, environmental and other costs not charged to the Company's operating segments.

(3)	Includes restructuring-related accelerated depreciation.

(4)	Represents costs incurred related to the separation of the Company’s Specialty Generics and Amitiza segment, which are included in selling, general and administrative expenses.

MALLINCKRODT PLC
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(unaudited, in millions, except per share data)

	Fiscal Year Ended
	December 28, 2018	Percent of Net sales	December 29, 2017	Percent of Net sales
Net sales	$3,215.6	100.0%	$3,221.6	100.0%
Cost of sales	1,744.4	54.2	1,564.1	48.6
Gross profit	1,471.2	45.8	1,657.5	51.4
Selling, general and administrative expenses	834.1	25.9	849.7	26.4
Research and development expenses	361.1	11.2	276.9	8.6
Restructuring charges, net	103.0	3.2	31.2	1.0
Non-restructuring impairment charges	3,893.1	121.1	63.7	2.0
Losses (gains) on divestiture	0.8	—	(56.9)	(1.8)
Operating (loss) income	(3,720.9)	(115.7)	492.9	15.3
Interest expense	(370.2)	(11.5)	(369.1)	(11.5)
Interest income	8.2	0.3	4.6	0.1
Other income (expense), net	30.9	1.0	(66.8)	(2.1)
(Loss) income from continuing operations before income taxes	(4,052.0)	(126.0)	61.6	1.9
Income tax benefit	(430.1)	(13.4)	(1,709.6)	(53.1)
(Loss) income from continuing operations	(3,621.9)	(112.6)	1,771.2	55.0
Income from discontinued operations, net of income taxes	14.9	0.5	363.2	11.3
Net (loss) income	$(3,607.0)	(112.2)%	$2,134.4	66.3%

Basic earnings per share:
(Loss) income from continuing operations	$(43.12)		$18.13
Income from discontinued operations	0.18		3.72
Net (loss) income	(42.94)		21.85
Diluted earnings per share:
(Loss) income from continuing operations	$(43.12)		$18.09
Income from discontinued operations	0.18		3.71
Net (loss) income	(42.94)		21.80
Weighted-average number of shares outstanding:
Basic	84.0		97.7
Diluted	84.0		97.9

MALLINCKRODT PLC
NON-GAAP MEASURES
(unaudited, in millions except per share data)

	Fiscal Year Ended
	December 28, 2018				December 29, 2017
	Gross profit	SG&A	Net (loss) income	Diluted net (loss) income per share (6)	Gross profit	SG&A	Net income	Diluted net income per share
GAAP	$1,471.2	$834.1	$(3,607.0)	$(42.94)	$1,657.5	$849.7	$2,134.4	$21.80
Adjustments:
Intangible asset amortization	733.6	(6.6)	740.2	8.69	685.8	(8.7)	694.5	7.09
Restructuring and related charges, net (1)	3.0	(2.2)	108.2	1.27	2.1	(3.2)	36.4	0.37
Inventory step-up expense	120.8	—	120.8	1.42	10.1	—	10.1	0.10
Income from discontinued operations	—	—	(14.9)	(0.17)	—	—	(363.2)	(3.71)
Change in contingent consideration fair value	—	50.2	(50.2)	(0.59)	—	41.4	(41.4)	(0.42)
Acquisition related expenses	—	(5.8)	5.8	0.07	—	(7.4)	7.4	0.08
Non-restructuring impairment charges (2)	—	—	3,893.1	45.69	—	—	63.7	0.65
Significant legal and environmental charges	—	(19.7)	19.7	0.23	—	—	—	—
Debt refinancing	—	—	—	—	—	—	10.0	0.10
Pension settlement charges	—	—	—	—	—	—	69.2	0.71
Divestitures	—	—	0.8	0.01	—	—	(56.6)	(0.58)
Separation costs	—	(6.0)	6.0	0.07	—	—	—	—
Gain on repurchase of debt	—	—	(12.7)	(0.15)	—	—	—	—
Reorganization of legal entity ownership (3)	—	—	(256.0)	(3.00)	—	—	(1,045.9)	(10.68)
U.S. Tax Reform (4)	—	—	(8.5)	(0.10)	—	—	(457.4)	(4.67)
Income taxes (5)	—	—	(263.1)	(3.09)	—	—	(327.8)	(3.35)
As adjusted	$2,328.6	$844.0	$682.2	$8.01	$2,355.5	$871.8	$733.4	$7.49

Percent of net sales	72.4%	26.2%	21.2%		73.1%	27.1%	22.8%

(1)	Includes pre-tax accelerated depreciation.

(2)	Includes goodwill impairment of $3,672.8 million and an IPR&D intangible asset impairment of $218.3 million related to MNK-1411.

(3)
Represents the incremental tax effect associated with the intercompany financing and associated legal entity ownership reorganization commenced during the three months ended September 28, 2018 and the legal entity reorganization commenced during the three months ended September 29, 2017. Of the total adjustment during the fiscal year ended December 29, 2017, $8.9 million represents a one-time charge to interest expense related to the reduction in the Company's interest-bearing deferred tax liabilities.

(4)
Represents the incremental tax expense associated with the impact of the U.S. tax reform bill being signed into law. Of the total adjustment during the fiscal year ended December 29, 2017, $0.5 million represents a one-time reduction to interest expense related to the reduction in the Company's interest-bearing deferred tax liabilities.

(5)	Includes tax effects of above adjustments (unless otherwise separately stated), as well as certain installment sale transactions and other intercompany transactions.

(6)
In periods where losses from continuing operations are incurred, potential ordinary shares outstanding are excluded from the calculation of diluted earnings per share, prepared in accordance with GAAP, as they would be anti-dilutive. These dilutive shares are included in the calculation of adjusted diluted earnings per share if dilutive to adjusted net income. As a result, the adjusted diluted earnings per share utilized a weighted average share count of 85.2 shares.

MALLINCKRODT PLC
SEGMENT NET SALES AND CONSTANT-CURRENCY GROWTH
(unaudited, in millions)

	Fiscal Year Ended
	December 28, 2018	December 29, 2017	Percent change	Currency impact	Constant-currency growth
Specialty Brands	$2,306.2	$2,352.0	(1.9)%	0.1%	(2.0)%
Specialty Generics and Amitiza	909.4	869.6	4.6	—	4.6
Net sales	$3,215.6	$3,221.6	(0.2)	0.1	(0.3)

(1)	Includes net sales from an ongoing, post-divestiture supply agreement with the acquirer of the contrast media and delivery systems ("CMDS") business.

MALLINCKRODT PLC
SELECT PRODUCT LINE NET SALES
(unaudited, in millions)

	Fiscal Year Ended
	December 28, 2018	December 29, 2017	Percent change	Currency impact	Constant-currency growth
Specialty Brands
H.P. Acthar Gel	$1,110.1	$1,195.1	(7.1)%	—%	(7.1)%
Inomax	542.7	505.2	7.4	—	7.4
Ofirmev	341.9	302.5	13.0	—	13.0
Therakos	231.2	214.9	7.6	1.3	6.3
BioVectra	53.1	54.7	(2.9)	(1.1)	(1.8)
Other	27.2	79.6	(65.8)	0.4	(66.2)
Specialty Brands Total	$2,306.2	$2,352.0	(1.9)%	0.1%	(2.0)%

Specialty Generics and Amitiza
Hydrocodone (API) and hydrocodone-containing tablets	$65.9	$85.3	(22.7)%	—%	(22.7)%
Oxycodone (API) and oxycodone-containing tablets (1)	66.1	88.0	(24.9)	—	(24.9)
Acetaminophen (API) (1)	192.7	185.5	3.9	—	3.9
Amitiza	183.8	—	—	—	—
Other controlled substances (1)	343.8	412.0	(16.6)	—	(16.6)
Other (1)	57.1	98.8	(42.2)	—	(42.2)
Specialty Generics and Amitiza Total	$909.4	$869.6	4.6%	—%	4.6%

(1)	Prior period amounts have been reclassified to conform to current period presentation.

MALLINCKRODT PLC
SEGMENT DATA
Fiscal Year Ended December 28, 2018
(unaudited, in millions)

Net sales:
Specialty Brands	$2,306.2
Specialty Generics and Amitiza	909.4
Net sales	$3,215.6
Operating income (loss):
Specialty Brands	$1,077.4
Specialty Generics and Amitiza (1)	105.0
Segment operating income	1,182.4
Unallocated amounts:
Corporate and allocated expenses (2)	(155.8)
Intangible asset amortization	(740.2)
Restructuring and related charges, net (3)	(108.2)
Non-restructuring impairments	(3,893.1)
Separation costs (4)	(6.0)
Operating loss	$(3,720.9)

(1)	Includes $118.8 million of inventory fair-value step up expense, primarily related to Amitiza.

(2)	Includes administration expenses and certain compensation, environmental and other costs not charged to the Company's operating segments.

(3)	Includes restructuring-related accelerated depreciation.

(4)	Represents costs incurred related to the separation of the Company’s Specialty Generics and Amitiza segment, which are included in selling, general and administrative expenses.

MALLINCKRODT PLC
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in millions)

	December 28, 2018	December 29, 2017
Assets
Current Assets:
Cash and cash equivalents	$348.9	$1,260.9
Accounts receivable, net	623.3	445.8
Inventories	322.3	340.4
Prepaid expenses and other current assets	132.7	84.1
Notes receivable	—	154.0
Total current assets	1,427.2	2,285.2
Property, plant and equipment, net	982.0	966.8
Goodwill	—	3,482.7
Intangible assets, net	8,282.8	8,375.0
Other assets	185.3	171.2
Total Assets	$10,877.3	$15,280.9

Liabilities and Shareholders' Equity
Current Liabilities:
Current maturities of long-term debt	$22.4	$313.7
Accounts payable	147.5	113.3
Accrued payroll and payroll-related costs	124.0	98.5
Accrued interest	77.6	57.0
Income taxes payable	25.0	15.8
Accrued and other current liabilities	547.2	452.1
Total current liabilities	943.7	1,050.4
Long-term debt	6,069.2	6,420.9
Pension and postretirement benefits	60.5	67.1
Environmental liabilities	59.7	73.2
Deferred income taxes	324.3	689.0
Other income tax liabilities	228.0	94.1
Other liabilities	304.6	364.2
Total Liabilities	7,990.0	8,758.9
Shareholders' Equity:
Preferred shares	—	—
Ordinary shares	18.5	18.4
Ordinary shares held in treasury at cost	(1,617.4)	(1,564.7)
Additional paid-in capital	5,528.2	5,492.6
Retained (deficit) earnings	(1,017.7)	2,588.6
Accumulated other comprehensive loss	(24.3)	(12.9)
Total Shareholders' Equity	2,887.3	6,522.0
Total Liabilities and Shareholders' Equity	$10,877.3	$15,280.9

MALLINCKRODT PLC
CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS
(unaudited, in millions)

	Fiscal Year Ended
	December 28, 2018	December 29, 2017
Cash Flows From Operating Activities:
Net (loss) income	$(3,607.0)	$2,134.4
Adjustments to reconcile net cash from operating activities:
Depreciation and amortization	852.1	808.3
Share-based compensation	34.6	59.2
Deferred income taxes	(541.5)	(1,744.1)
Non-cash impairment charges	3,893.1	63.7
Inventory provisions	37.9	34.1
Loss (gain) on divestiture	0.8	(418.1)
Other non-cash items	(50.9)	(21.4)
Changes in assets and liabilities, net of the effects of acquisitions:
Accounts receivable, net	(145.8)	(16.2)
Inventories	63.1	(23.6)
Accounts payable	24.6	(25.8)
Income taxes	99.0	(34.2)
Other	5.5	(89.0)
Net cash from operating activities	665.5	727.3
Cash Flows From Investing Activities:
Capital expenditures	(127.0)	(186.1)
Acquisitions, net of cash acquired	(699.9)	(76.3)
Proceeds from divestiture, net of cash	313.0	576.9
Other	33.6	3.9
Net cash from investing activities	(480.3)	318.4
Cash Flows From Financing Activities:
Issuance of external debt	690.3	1,465.0
Repayment of external debt and capital lease obligation	(1,693.6)	(917.2)
Debt financing costs	(12.1)	(12.7)
Proceeds from exercise of share options	1.0	4.1
Repurchase of shares	(57.5)	(651.7)
Other	(23.1)	(17.7)
Net cash from financing activities	(1,095.0)	(130.2)
Effect of currency rate changes on cash	(1.8)	2.5
Net change in cash, cash equivalents and restricted cash	(911.6)	918.0
Cash, cash equivalents and restricted cash at beginning of period	1,279.1	361.1
Cash, cash equivalents and restricted cash at end of period	$367.5	$1,279.1

Cash and cash equivalents at end of period	$348.9	$1,260.9
Restricted cash included in prepaid expenses and other assets at end of period	—	—
Restricted cash included in other long-term assets at end of period	18.6	18.2
Cash, cash equivalents and restricted cash at end of period	$367.5	$1,279.1